COLONIAL U.S. GOVERNMENT FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 8/31/96



                                          6
                           FUND YIELD = 2 ----- +1 -1
                                       c-d


       a = dividends and interest earned during
              the month ........................... $9,113,863

       b = expenses (exclusive of distribution fee)
              accrued during the month.............  1,340,356

       c = average dividend shares outstanding
             during the month .....................236,264,591

       d = class A maximum offering price per share
             on the last day of the month .........      $6.69


            CLASS A YIELD .........................       5.97%
                                                          ====

            CLASS B YIELD .........................       5.50%
                                                          ====